Exhibit 16

February 2, 2023

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Newpoint Financial Corp.’s statements included under Item 4.01(a) of its Form 8-K filed on February 2, 2023 and we agree with such statements concerning our firm.

/s/ Mahoney Sabol & Company, LLP